As filed with the Securities and Exchange Commission on July 27, 2000


                                                      Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933


                          SIERRA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA

         (State or other jurisdiction of incorporation or organization)


                                   88-0200415

                      (I.R.S. Employer Identification No.)


                              2724 North Tenaya Way

                             Las Vegas, Nevada 89128
          (Address, including zip code, of Principal Executive Offices)


                          SIERRA HEALTH SERVICES, INC.
             AMENDED AND RESTATED 1985 EMPLOYEE STOCK PURCHASE PLAN
             1995 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
        1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AS AMENDED AND RESTATED
                            (Full title of the plans)


                            Frank E. Collins, Esquire

                                 General Counsel

                          Sierra Health Services, Inc.

                              2724 North Tenaya Way

                             Las Vegas, Nevada 89128

                                 (702) 242-7000

 (Name, address and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee


                                                             Proposed               Proposed
                                                              maximum                maximum
              Title of                                       offering               aggregate             Amount of
          securities to be              Amount to            price per              offering             registration
           registered (1)             be registered(1)         Share                  price                 fee
           --------------             -------------            -----                  -----                 ---


Common Stock, $0.005                4,173,150 shares        $ 3.34375(2)           $13,953,970           $  3,683.85(3)
par value

----------

     (1) This registration statement (the "Registration Statement") registers the offer and sale of up to 4,173,150 shares of Common Stock of Sierra Health Services, Inc., a Nevada corporation (the "Company"), which may be offered and sold from time to time pursuant to the Company's plans, as follows: 1,250,000 shares under the Amended and Restated 1985 Employee Stock Purchase Plan; 2,673,150 shares under the 1995 Long-Term Incentive Plan, as amended and restated; and 250,000 shares under the 1995 Non-Employee Directors' Stock Plan, as amended and restated. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of each Plan. Attached to the Common Stock are certain rights to purchase Series A Junior Participating Preferred Stock upon the occurrence of specified events.

     (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on July 25, 2000, as reported on the composite tape for New York Stock Exchange-listed securities.

     (3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $264 per $1 million of proposed maximum aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.
         ----------------

         Omitted as permitted pursuant to Rule 428 and Form S-8.

Item 2.  Registrant Information.
         ----------------------

         Omitted as permitted pursuant to Rule 428 and Form S-8.

                                     PART II

                      INFORMATION REQUIRED IN REGISTRATION

                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


         Item 3.  Incorporation of Documents by Reference

     The  Company  hereby  incorporates  by  reference  into  this  Registration
Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended March 31, 2000, filed pursuant to Section 13(a) of the Exchange Act.

     (c) The Company's Current Report on Form 8-K filed with the Commission on March 16, 2000 pursuant to Section 13(a) of the Exchange Act.

     (d) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on March 31, 1994, and effective on April 14, 1994, including any other amendment or report filed for the purpose of updating such description.

     (e) The description of certain rights attaching to the Company's Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 1, 1994, including any other amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

     Section  78.751 of the Nevada  Domestic  and  Foreign  Corporation  Law and
Article VII of the Company's By-Laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities. The Company has not entered into separate indemnification agreements with any of its officers or directors.

     The Company has purchased directors' and officers' liability insurance insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

Item 7.  Exemption from Registration

         Not applicable.

Item 8.  Exhibits

                           Exhibit                            Description

     4.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

     4.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

     4.3 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     4.4 Rights Agreement, dated as of June 14, 1994 between the Company and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit
3.4 to the Company's Registration Statement on Form S-3 effective October 11, 1994 (Reg. No. 33-83664).

     5 Opinion of Frank E. Collins, Esq., with respect to the legality of securities being registered.

     8 Not applicable.

     15 Not applicable.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Frank E. Collins, Esq. (included in Exhibit 5).

     24 Powers of Attorney (included on the signature pages of this Registration Statement).

     25 Not applicable.

     27 Not applicable.

     28 Not applicable.

     99 Not applicable.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)[(h)] Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on May 18, 2000.

                                      SIERRA HEALTH SERVICES, INC.


                                      By:  Anthony M. Marlon, M.D.
                                         -------------------------
                                      Anthony M. Marlon, M.D.
                                      Chairman of the Board and
                                      Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony M. Marlon, M.D. and Erin MacDonald and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   /s/ Anthony M. Marlon, M.D.                    Chairman of the Board, Chief                May 18, 2000
--------------------------------------
Anthony M. Marlon, M.D.                           Executive Officer, and Director
                                                  (principal executive officer)



   /s/ Erin E. MacDonald                          President and Director                      May 18, 2000
--------------------------------------------
Erin E. MacDonald

   /s/ Paul H.                                    Vice President, Chief Financial             May 18, 2000
---------------
Palmer                                            Officer, and Treasurer  (principal
--------------------------------
Paul H. Palmer                                    financial officer and accounting
                                                  officer)


   /s/ Thomas Y. Hartley                          Director                                    May 18, 2000
-------------------------------------------
Thomas Y. Hartley

   /s/ William J.                                 Director                                    May 18, 2000
------------------
Raggio

William J. Raggio

   /s/ Charles L.                                 Director                                    May 18, 2000
------------------
Ruthe

Charles L. Ruthe

   /s/ Anthony L. Watson                          Director                                    May 18, 2000
-------------------------------------------
Anthony L. Watson


                                                    EXHIBIT INDEX

                                                                    Sequentially

Exhibit     Description                                          Numbered Page

4.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

4.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

4.3 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

4.4 Rights Agreement, dated as of June 14, 1994 between the Company and Continental Stock Transfer
            & Trust Company, incorporated by reference to
            Exhibit 3.4 to the Company's Registration
            Statement on Form S-3 effective October 11, 1994
            (Reg. No. 33-83664).

5 Opinion of Frank E. Collins, Esq., with respect to the legality of securities being registered.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Frank E. Collins, Esq. (included in
            Exhibit 5).

24 Powers of Attorney (included on the signature pages of this Registration Statement).


                                                                  Exhibit 5

                                                   July 27, 2000

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, Nevada 89128

     Re: Registration Statement on Form S-8 Relating to the Sierra Health Services, Inc. Amended and Restated 1985 Employee Stock Purchase Plan, 1995 Long-Term Incentive Plan, as Amended and Restated, and 1995 Non-Employee Directors' Stock Plan, as Amended and Restated

Ladies and Gentlemen:

     I am General Counsel to Sierra Health Services, Inc., a Nevada corporation (the "Company"), and have assisted in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 4,173,150 shares of the Company's common stock (the "Registered Shares"), $.005 par value per share (the "Common Stock"), to be offered and sold under the Company's Amended and Restated 1985 Employee Stock Purchase Plan (the "ESPP"), 1995 Long-Term Incentive Plan, as amended and restated (the "LTIP" and, with the ESPP, the "Plans") and the 1995 Non-Employee Directors' Stock Plan, as amended and restated (the "Directors' Plan"). Of the Registered Shares, 1,273,150 of the shares registered in respect of the LTIP and all 250,000 shares registered in respect of the Directors' Plan will be treasury shares (the "Treasury Shares").

     In connection with this opinion, I have examined the Registration Statement, the Articles of Incorporation and amendments thereto, the Amended and Restated By-Laws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, the Plans, and such other records as I have deemed relevant. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

     In my opinion, the Registered Shares that may be originally issued by the Company in connection with the Plans (i.e., excluding Treasury Shares), when and to the extent issued in accordance with the terms of the Plans and the resolutions authorizing the Plans for a price per share not less than the par value thereof, will be validly issued, fully paid, and non-assessable shares of Common Stock.

     The opinion set forth above is limited to the Nevada Domestic and Foreign Corporation Law, as amended. I render this opinion as a member of the Bar of the State of Missouri.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/
                                             Frank E. Collins

                                                               Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Sierra Health Services, Inc.:


     We consent to the incorporation by reference in this Registration Statement of Sierra Health Services, Inc. on Form S-8 of our report dated February 14, 2000, appearing in the Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 27, 2000